Exhibit 21


                          PIPER JAFFRAY COMPANIES INC.

                         SUBSIDIARIES OF THE REGISTRANT

                               September 30, 1997


                                                                     Percentage
                                                                      of Voting
                                                    State of         Securities
Subsidiary Name                                   Incorporation         Owned
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Piper Jaffray Inc.                                   Delaware            100%

Piper Jaffray International Inc.                     Delaware            100%
(a wholly owned subsidiary of Piper Jaffray Inc.)

Piper Capital Management Incorporated                Delaware            100%

Piper Trust Company                                  Minnesota           100%

Premier Acceptance Corporation                       Delaware            100%

Piper Realty Management Incorporated                 Delaware            100%

Piper Jaffray Ventures, Inc.                         Delaware            100%